                                                                    EXHIBIT 11.1

   STATEMENT RE: COMPUTATION OF PER SHARE INCOME (LOSS) OF ADMINISTAFF, INC.

                                                                    THREE MONTHS                SIX MONTHS
                                                                    ENDED JUNE 30,             ENDED JUNE 30,
                                                                ----------------------      --------------------
                                                                   1996         1997        1996           1997
                                                                ----------------------      --------------------
PRIMARY

   Average shares outstanding . . . . . . . . . . . . . . . .     10,726       13,449       10,726       12,964
   Net effect of dilutive stock options - based on the
      treasury stock method using average market price  . . .         54          154           27           77
   Net effect of dilutive stock warrants - based on the
      treasury stock method using average market price  . . .        124          502           62          251
   Net effect of dilutive stock warrants - based on the
      if-converted method . . . . . . . . . . . . . . . . . .         *            --           *            --
   Adjustment to give effect to shares optioned to employees
      within 12 months of the initial filing on Form S-1 of an
      initial public offering as outstanding as of the beginning of each period presented based on the treasury stock
      method using the offering price . . . . . . . . . . . .         58           --           85           --
                                                                 -----------------------------------------------

   Total  . . . . . . . . . . . . . . . . . . . . . . . . . .     10,962       14,105       10,900       13,392
                                                                 ===============================================
   Net income (loss)  . . . . . . . . . . . . . . . . . . . .    $   552      $   934       ($ 357)      $  927
   Add interest from subordinated debt, net of taxes  . . . .         *            --           *            --
                                                                 -----------------------------------------------
   Net income (loss) available for common shareholders  . . .    $   552      $   934       ($ 357)     $   927
                                                                 ===============================================

   Per share amount . . . . . . . . . . . . . . . . . . . . .    $  0.05      $  0.07       ($0.03)     $  0.07
                                                                 ===============================================

FULLY DILUTED

   Average shares outstanding . . . . . . . . . . . . . . . .     10,726       13,449       10,726       12,964
   Net effect of dilutive stock options - based on the
      treasury stock method using ending market price . . . .         54          200           27          100
   Net effect of dilutive stock warrants - based on the
      treasury stock method using ending market price . . . .        124          518           62          259
   Net effect of dilutive stock warrants - based on the
      if-converted method . . . . . . . . . . . . . . . . . .         *            --           *            --
   Adjustment to give effect to shares optioned to employees
      within 12 months of the initial filing on Form S-1 of an
      initial public offering as outstanding as of the beginning of each period presented based on the treasury stock
      method using the offering price . . . . . . . . . . . .         58           --           85           --
                                                                 -----------------------------------------------

   Total  . . . . . . . . . . . . . . . . . . . . . . . . . .     10,962       14,167       10,900       13,323
                                                                  ==============================================

   Net income (loss)  . . . . . . . . . . . . . . . . . . . .    $   552      $   934       ($ 357)     $   927
   Add interest from subordinated debt, net of taxes  . . . .         *            --           *            --
                                                                 -----------------------------------------------
   Net income (loss) available for common shareholders  . . .    $   552      $   934       ($ 357)     $   927
                                                                 ===============================================

   Per share amount . . . . . . . . . . . . . . . . . . . . .    $  0.05      $  0.07       ($0.03)     $  0.07
                                                                 ===============================================

   * Conversion of the stock warrants and options is not assumed in the computation because their effect is antidilutive.